Exhibit 4.4

THIS WARRANT CERTIFICATE, AND THE COMMON SHARES EVIDENCED HEREBY, WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 5:00 P.M. (EASTERN TIME) ON August 17, 2020.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 18, 2018.

NEXTSOURCE MATERIALS INC.

a corporation incorporated under the laws of Canada
and having its registered office at 1001-145 Wellington Street West, Toronto, Ontario, M5J 1H8

CERTIFICATE	2018-08-###
WARRANTS	XXXX
Each whole Warrant entitling the holder to acquire one common share of NextSource Materials Inc., subject to adjustment as set forth herein, in accordance with the terms and conditions set forth herein.

WARRANT CERTIFICATE

THIS IS TO CERTIFY THAT for value received [INVESTOR NAME] (the “Holder”) is the registered holder of the number of Warrants stated above (each a “Warrant” and collectively, the “Warrants”) and is entitled for each whole Warrant represented hereby to purchase one (1) fully paid and non-assessable common share, subject to adjustment as hereinafter provided (each a “Share” and collectively the “Shares”), in the capital of the NextSource Materials Inc. (the “Corporation”), at any time and from time to time from the date of issue hereof up to and including 5:00 p.m. (Eastern Time) on August 17, 2020 (the “Expiry Time”), at a price per Share equal to $0.10 per Warrant, subject to adjustment as hereinafter provided (the “Exercise Price”), upon and subject to the following terms and conditions.

TERMS AND CONDITIONS

1.	The Warrants represented by this Warrant Certificate may not be exercised in the United States or by or on behalf of a U.S. Person nor will the Shares be registered or delivered to an address in the United States, unless an exemption from registration is available under, the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and the applicable securities laws of any U.S. state is available. The Warrants represented by this Warrant Certificate may not be transferred to, or for the benefit of, a transferee in the United States or a U.S. Person, unless an exemption from registration is available under, the U.S. Securities Act. As used herein, the terms “United States” and “U.S. Person” have the meanings ascribed to them in Regulation S under the U.S. Securities Act.

The Warrants represented by this Warrant Certificate and the Shares issuable upon exercise of these Warrants are subject to certain resale restrictions under applicable securities legislation. The Holder is advised to seek professional advice as to applicable resale restrictions.

The certificates representing the Shares, if any, issued prior to the date that is 4 months and a day from August 17, 2018 shall bear, in addition to any other legends required by applicable laws, the following legend:

[Warrant Certificate]

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 18, 2018.”

And if applicable under the policies of the TSX, the additional legend as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX”.

At any time and from time to time at or prior to the Expiry Time (the “Exercise Period”), the Holder may exercise all or any number of whole Warrants represented hereby, upon delivering to the Corporation at its principal office noted above, this Warrant Certificate, together with a duly completed and executed subscription notice in the form attached hereto (the “Subscription Notice”) evidencing the election of the Holder to exercise the number of Warrants set forth in the Subscription Notice (which shall not be greater than the number of Warrants represented by this Warrant Certificate) and a certified cheque, money order or bank draft payable to the Corporation for the aggregate Exercise Price of all Warrants being exercised. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall be entitled to receive, without charge, a new Warrant Certificate representing the number of Warrants which is the difference between the number of Warrants represented by the then original Warrant Certificate and the number of Warrants being so exercised.

2.	The Holder shall be deemed to have become the holder of record of Shares on the date (the “Exercise Date”) on which the Corporation has received a duly completed Subscription Notice, delivery of the Warrant Certificate and payment of the full aggregate Exercise Price in respect of the Warrants being exercised pursuant to such Subscription Notice; provided, however, that if such date is not a business day in the City of Toronto, Ontario (a “Business Day”) then the Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Shares on the next following Business Day. Within five Business Days of the Exercise Date, the Corporation shall issue and deliver (or cause to be delivered) to the Holder, by registered mail or pre-paid courier to his, her or its address specified in the register of the Corporation, one or more certificates for the appropriate number of issued and outstanding Shares to which the Holder is entitled pursuant to the exercise of Warrants.

3.	The Corporation covenants and agrees that, until the Expiry Time, while any of the Warrants represented by this Warrant Certificate shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 4 and 5 of this Warrant Certificate. The Corporation represents and warrants that all Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment of the aggregate Exercise Price at which Shares may at that time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof. The Corporation further represents and warrants that this Warrant Certificate is a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, provided that enforcement thereof may be limited by laws effecting creditors’ rights generally and that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction. The Corporation covenants that it will make all requisite filings under applicable laws in connection with the exercise of the Warrants and issue of Shares.

4.	The Exercise Price (and the number of Shares purchasable upon exercise) shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	Share Reorganization. If during the Exercise Period, the Corporation shall:

(i)	issue common shares or securities exchangeable for or convertible into common shares to holders of all or substantially all of its then outstanding common shares by way of stock dividend or other distribution, or

(ii)	subdivide, re-divide or change its outstanding common shares into a greater number of common shares, or

(iii)	consolidate, reduce or combine its outstanding Shares into a lesser number of common shares,

(any of such events in these paragraphs (i), (ii) and (iii) being a “Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of common shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of common shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of common shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into common shares are distributed, the number of common shares that would have been outstanding had such securities been fully exchanged for or converted into common shares on such record date or effective date). From and after any adjustment of the Exercise Price pursuant to this Section 4(a), the number of Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(b)	Rights Offering. If and whenever during the Exercise Period the Corporation shall fix a record date for the issue or distribution of rights, options or warrants to all or substantially all of the holders of common shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue to subscribe for or purchase common shares or securities exchangeable for or convertible into common shares at a price per share to the holder (or having a conversion price or exchange price per common share) of less than 95% of the Current Market Price (as defined in Section 5 hereof) for the common shares on such record date (any of such events being called a “Rights Offering”), then the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A)	the number of common shares outstanding as of the record date for the Rights Offering, and

(B)	a number determined by dividing either

I.	the product of the number of common shares offered under the Rights Offering and the price at which such common shares are offered,

or, as the case may be,

II.	the product of the exchange or conversion price per share of such securities offered and the maximum number of common shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted, by the Current Market Price of the common shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of common shares outstanding on such record date after giving effect to the Rights Offering and including the number of common shares offered pursuant to the Rights Offering (including shares issuable upon exercise of the rights, warrants or options under the Rights Offering or upon the exercise of the exchange or conversion rights contained in such exchangeable or convertible securities under the Rights Offering).

Any common shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued. From and after any adjustment of the Exercise Price pursuant to this Section 4(b), the number of Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)	Special Distribution. If and whenever during the Exercise Period the Corporation shall issue or distribute to all or to substantially all the holders of the common shares:

(i)	securities of the Corporation including shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares, or

(ii)	any cash, property or other assets or evidences of its indebtedness,

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted immediately after the record date for the Special Distribution so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)       the numerator of which shall be the difference between:

(A)	the amount obtained by multiplying the number of common shares outstanding on such record date by the Current Market Price of the common shares on such record date, and

(B)	the fair value (as determined by the directors of the Corporation) to the holders of such common shares of such Special Distribution; and

(ii)	the denominator of which shall be the total number of common shares outstanding on such record date multiplied by such Current Market Price of the common shares on such record date.

Any common shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued. From and after any adjustment of the Exercise Price pursuant to this Section 4(c), the number of Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(d)	Capital Reorganization. If and whenever during the Exercise Period there shall be a reclassification or redesignation of common shares at any time outstanding or a change of the common shares into other shares or into other securities or any other capital reorganization (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification or redesignation of the outstanding common shares or a change of the common shares into other securities), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder, where he, she or it has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date or record date, as the case may be, of such Capital Reorganization, shall be entitled to receive, and shall accept upon the exercise of such right for the same aggregate consideration, in lieu of the number of Shares to which such Holder was theretofore entitled upon such exercise, the kind and aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Shares to which such holder was theretofore entitled to subscribe for and purchase; provided however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken by the Corporation to so entitle the Holder. If determined appropriate by the board of directors of the Corporation, acting reasonably and in good faith, and subject to the prior written approval of the principal Canadian stock exchange or over-the-counter market on which the common shares are then listed or quoted for trading if required by such stock exchange or over-the-counter market, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Corporation, acting reasonably and in good faith.

(e)	If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation takes any action affecting its common shares to which the foregoing provisions of this Section 4, in the opinion of the board of directors of the Corporation, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence, absent manifest error, that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

5.	The following rules and procedures shall be applicable to the adjustments made pursuant to Section 4:

(a)	The adjustments provided for in Section 4 are cumulative and shall be made successively whenever an event referred to therein shall occur, and shall, in the case of adjustments to the Exercise Price be computed to the nearest one-tenth of one cent subject to the following paragraphs of this Section 5.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment shall be made in the number of Shares purchasable upon exercise of this Warrant Certificate unless it would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments which, except for the provisions of this Section 5(b) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(c)	No adjustment in the Exercise Price or in the number of Shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 4, other than the events referred to in Sections 4(a)(ii) and (iii), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised its Warrants prior to or on the effective date or record date, as the case may be, of such event. The terms of the participation of the Holder in such event shall be subject to the prior written approval, if applicable, of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading.

(d)	No adjustment in the Exercise Price shall be made pursuant to Section 4 in respect of the issue from time to time:

(i)	of Shares purchasable on exercise of the Warrants represented by this Warrant Certificate;

(ii)	of common shares to holders of common shares who exercise an option or election to receive substantially equivalent dividends in common shares in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Corporation in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the common shares are then listed or quoted for trading and applicable securities laws; or

(iii)	of common shares pursuant to any stock option, stock option plan, stock purchase plan or benefit plan in force at the date hereof for directors, officers, employees or consultants of the Corporation, as such option or plan is amended or superseded from time to time in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the common shares are then listed or quoted for trading and applicable securities laws, and such other stock option, stock option plan or stock purchase plan as may be adopted by the Corporation in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the common shares are then listed or quoted for trading and applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

(e)	If the Corporation shall set a record date to determine the holders of the common shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

(f)	As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved Shares in its authorized capital, and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder of such Warrant Certificate is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(g)	For the purposes of this Warrant Certificate, “Current Market Price” of a common share at any date shall be calculated as the price per share equal to the weighted average price at which the common shares have traded in the principal Canadian stock exchange or, if the common shares are not listed, the over-the-counter market, on which the common shares are then listed or posted for trading during the 20 consecutive trading days ending not more than five trading days immediately prior to such date as reported by such exchange or market in which the common shares are then trading or quoted. If the common shares are not then traded in the over-the-counter market or on a recognized Canadian stock exchange, the Current Market Price of the common shares shall be the fair market value of the common shares as determined in good faith by a nationally or internationally recognized and independent investment dealer, investment banker or firm of chartered accountants.

(h)	In the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in Section 4(a)(i) or any Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefore the date on which such dividend or distribution, Rights Offering or Special Distribution is effected.

(i)	Any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustments pursuant to Section 4 shall be conclusively determined by a firm of independent chartered accountants and shall be binding upon the Corporation and the Holder, absent manifest error. Notwithstanding the foregoing, such determination shall be subject to the prior written approval of the principal Canadian stock exchange or over-the-counter market on which the common shares are then listed or quoted for trading if required by such stock exchange or over-the-counter market.

6.	On the happening of each and every such event set out in Section 4, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

7.	In any case in which Section 4 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such an event:

(a)	issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)	delivering to such holder any distributions declared with respect to such additional Shares after such Exercise Date and before such event;

provided, however, that the Corporation shall deliver or cause to be delivered to such holder, an appropriate instrument evidencing such holder’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and/or the number of Shares purchasable on the exercise of any Warrant and to such distributions declared with respect to any additional Shares issuable on the exercise of any Warrant.

8.	At least 21 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number of Shares which are purchasable upon the exercise thereof, or such longer period of notice as the Corporation shall be required to provide holders of Shares in respect of any such event, the Corporation shall notify the Holder of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment.

9.	The Corporation shall maintain or cause to be maintained a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them.

10.	Where the Holder is entitled to receive on the exercise or partial exercise of its Warrants a fraction of a Share, such right may only be exercised in respect of such fraction in combination with another Warrant or Warrants which in the aggregate entitle the Holder to receive a whole number of Shares. If a Holder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Shares, the Holder may not exercise the right to acquire a fractional Share, and, does not have the right to receive a cash equivalent in lieu thereof.

11.	Subject as herein provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.

12.	The registered Holder of this Warrant Certificate may at any time up to and including the Expiry Time, upon the surrender hereof to the Corporation at its principal office, exchange this Warrant Certificate for one or more Warrant Certificates entitling the Holder to subscribe in the aggregate for the same number of Shares as is expressed in this Warrant Certificate. Any Warrant Certificate tendered for exchange shall be surrendered to the Corporation and cancelled.

13.	If this Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

14.	Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares of the Corporation at any time subsequent to the Expiry Time. After the Expiry Time this Warrant Certificate and all rights hereunder shall be void and of no value.

15.	Except as expressly set out herein, the holding of this Warrant Certificate shall not constitute a Holder hereof, a holder of Shares nor entitle it to any right or interest in respect thereof.

16.	Unless herein otherwise expressly provided, any notice to be given hereunder to the Holder shall be deemed to be validly given if such notice is given by personal delivery or registered mail to the attention of the Holder at its registered address recorded in the registers maintained by the Corporation. Any notice so given shall be deemed to be validly given, if delivered personally, on the day of delivery and if sent by post or other means, on the fifth Business Day next following the sending thereof. In determining under any provision hereof the date when notice of any event must be given, the date of giving notice shall be included and the date of the event shall be excluded.

17.	This Warrant Certificate and the Warrants represented hereby are not transferable and are not assignable until the date that is 4 months and a day from August 17, 2018.

18.	Time is of the essence hereof.

19.	This Warrant Certificate is binding upon the Corporation and its successors and assigns.

20.	The laws of the Province of Ontario and the federal laws of Canada applicable shall govern this Warrant Certificate and the Warrants represented hereby therein. References to “$” is a reference to Canadian dollars.

IN WITNESS WHEREOF this Warrant Certificate has been executed on behalf of NextSource Materials Inc. as of August 17, 2018

NEXTSOURCE MATERIALS INC.

Per:
Authorized Signing Officer

subscription notice

TO:	NextSource Materials Inc.,
1001-145 Wellington Street West,
Toronto, Ontario, M5J 1H8

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Warrant Certificate.

The undersigned registered Holder of the attached Warrant Certificate, hereby:

(a)	subscribes for ___________________________ Shares at a price per of $0.10 per Share (or such adjusted price which may be in effect under the provisions of the Warrant Certificate) and in payment of the exercise price encloses a certified cheque, bank draft or money order in lawful money of Canada payable to the order of NextSource Materials Inc. or its successor corporation; and

(b)	delivers herewith the above-mentioned Warrant Certificate entitling the undersigned to subscribe for the above-mentioned number of Shares;

in each case in accordance with the terms and conditions set out in the attached Warrant Certificate.

The Holder hereby certifies that the undersigned is not a U.S. Person or a person in the United States and is not acquiring any of the Shares hereby subscribed for the account or benefit of a U.S. Person or a person in the United States, and none of the persons listed in paragraph (b) above is a U.S. Person or a person in the United States. For purposes hereof the terms “United States” and “U.S. Person” shall have the meanings ascribed to them in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

Share certificates will not be registered or delivered to an address in the United States without an opinion of counsel to the effect that the Shares have been registered under the U.S. Securities Act or an exemption from registration is available.

The Shares purchased hereunder will either settle in definitive certificates or will be deposited electronically with CDS Clearing and Depository Services Inc. (“CDS”) through the book-based system administered by CDS. If the Shares are deposited electronically with CDS, the Subscriber will not be entitled to receive definitive certificates or other instruments from the Issuer or CDS representing their interest in the securities purchased hereunder. The Subscriber will receive only a customer confirmation from the registered dealer who is a CDS participant and from or through whom the securities hereunder are purchased against payment of the Subscription Amount.

The Subscriber hereby provides the registration and delivery instructions below in connection with the definitive certificates or electronic settlement of the Shares being purchased hereunder:

[Subscription Notice]

Share Certificate Registration Instructions:		Share Certificate Delivery Instructions:

(Registration Name)		(Delivery Name)

(Account Reference / Number, if applicable)		(Account Reference / Number, if applicable)

(Registration Mailing Address, including Postal Code)		(Delivery Mailing Address, including Postal Code)

(Contact Name)		(Contact Name)

(Contact Telephone Number)	(Contact Fax Number)	(Contact Telephone Number)	(Contact Fax Number)

(Please print full name in which share certificates and warrant certificates are to be issued. If any of the Shares are to be issued to a person or persons other than the Holder, the Holder must pay to the Corporation all requisite taxes or other governmental charges.)

DATED this _________ day of _____________________, 20__ .

(Signature of Holder)

(Print Name of Holder)

(Holder Address)

(Holder City, Province, Country)

(Holder Phone Number)

(Holder Email Address)

[Subscription Notice]